As filed with the Securities and Exchange Commission on June 6, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hyzon Motors Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-2726724
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
599 South Schmidt Road
Bolingbrook, IL 60440
(585) 484-9337
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Stephen Weiland
Chief Financial Officer
599 South Schmidt Road
Bolingbrook, IL 60440
(585) 484-9337
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
with a copy to:
Paul D. Broude, Esq.
Garrett F. Bishop, Esq.
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, WI 53202
Phone: (414) 319-7024

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Registration Statement contains a prospectus and a prospectus supplement, including:
•a base prospectus, which covers (i) the offering, issuance, and sale by us from time to time in one or more offerings of up to $250,000,000 in the aggregate of debt securities, common stock, preferred stock, warrants, subscription rights, units, and/or purchase contracts, and (ii) the offering and sale by the selling stockholder identified in the “Selling Stockholder” section of this prospectus from time to time of up to 19,620,185 shares of our Class A Common Stock; and
•a prospectus supplement, or the ATM prospectus supplement, covering the offering, issuance and sale by us from time to time of up to a maximum aggregate offering price of $50,000,000 of our Class A Common Stock that may be issued and sold under a Sales Agreement with Roth Capital Partners, LLC and BTIG, LLC.
The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the ATM prospectus supplement that immediately follows the base prospectus. The $50,000,000 of Class A Common Stock that may be offered, issued and sold under the ATM prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the Sales Agreement with Roth Capital Partners, LLC and BTIG, LLC, any portion of the $50,000,000 included in the ATM prospectus supplement that is not sold pursuant to the Sales Agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the Sales Agreement, the full $50,000,000 of securities may be sold in other offerings by us pursuant to the base prospectus and a corresponding prospectus supplement, subject to any applicable limitations set forth herein and therein.

The information in this preliminary prospectus is not complete and may be changed. Neither we nor the selling stockholder may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED JUNE 6, 2024
$250,000,000
Debt Securities
Common Stock
Preferred Stock
Warrants
Subscription Rights
Units
Purchase Contracts
19,620,185 Shares of Class A Common Stock Offered by the Selling Stockholder

We may offer and sell from time to time up to $250,000,000 of any combination of the securities described in this prospectus, in one or more classes or series and in amounts, at prices and on terms that we will determine at the times of the offerings.
In addition, this prospectus relates to the offer and sale from time to time of up to 19,620,185 shares of Class A Common Stock under this prospectus by the selling stockholder identified in the “Selling Stockholder” section of this prospectus or their permitted transferees, pledgees, donees or other successors in interest. The selling stockholder or its permitted transferees, pledgees, donees or other successors in interest may sell the shares of Class A Common Stock in a number of different ways and at varying prices. We provide more information about how the selling stockholder may sell the shares of Class A Common Stock in the section of this prospectus titled “Plan of Distribution - Selling Stockholder Plan of Distribution.” We will not receive any of the proceeds from the sale of our Class A Common Stock by the selling stockholder. We have paid or will pay the fees and expenses incident to the registration of the shares of Class A Common Stock for sale by the selling stockholder. The selling stockholder will bear all discounts, concessions, commissions and stock transfer taxes, if any, attributable to their sales of shares.
This prospectus describes the general manner in which our securities may be offered using this prospectus. We will provide specific terms of the securities, including the offering prices, in one or more supplements to this prospectus. The supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.
We or the selling stockholder may offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers, or agents to be designated at a future date. The supplements to this prospectus will provide the specific terms of the plan of distribution for securities to be offered by us or by the selling stockholder.
Our Class A Common Stock and public warrants are traded on the Nasdaq Global Select Market under the symbols “HYZN” and “HYZNW,” respectively. On June 4, 2024, the last reported sales price of our Class A Common Stock was $0.51 per share and the last reported sales price of our public warrants was $0.04 per warrant.
Investment in our securities involves risks. Please read carefully the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement and/or other offering material for a discussion of certain factors which should be considered in an investment of the securities which may be offered hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we and the selling stockholder may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we and the selling stockholder may offer. Each time we or the selling stockholder offer securities, we or the selling stockholder will provide a prospectus supplement and/or other offering material that will contain specific information about the terms of that offering. The prospectus supplement(s) and/or other offering material(s) may also add, update, or change information contained in this prospectus. You should read this prospectus, any prospectus supplement and any other offering material together with additional information described herein under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or other offering material. We and the selling stockholder have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling stockholder are not making offers to sell or solicitations to buy the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information in this prospectus, any prospectus supplement or any other offering material, or the information we previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.
In this prospectus, we frequently use the terms “we,” “our,” “us,” “our company,” and the “Company” to refer to Hyzon Motors Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, without limitation, statements regarding the financial position, business strategy, and plans and objectives of management for future operations, and any statements that refer to characterizations of future events or circumstances, including any underlying assumptions. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements generally are identified by the words “aims,” “could,” “should,” “will,” “may,” “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “seeks,” as well as the negative of such terms and other similar expressions are intended to identify forward looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, those described below:
•our ability to continue as a going concern;
•our ability to raise capital in the future:
•our ability to maintain our listing on The Nasdaq Global Select Market;
•our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, and plans;
•developments and projections relating to our competition and industry;
•our ability to execute our business model, including market acceptance of our planned products and services;
•our ability to execute our corporate restructuring and manage the associated headcount reduction;
•our ability to maintain or extend our technological innovation in hydrogen fuel cells, PEMs, and MEAs;
•our business, expansion plans, and opportunities;
•our ability to profitably expand into new markets;
•our ability to realize our projected timelines for the development of our business;
•our ability to retain or recruit, or changes required in, our officers, key employees or directors;
•our ability to protect, defend, or enforce intellectual property on which we depend;
•our ability to implement our business plans and strategies;
•our ability to procure and/or supply hydrogen at competitive prices; and
•our ability to obtain customers, obtain product orders, and convert our non-binding pre-orders into binding orders or sales.
While we believe these expectations, assumptions, beliefs, estimates, projections, intentions, and strategies are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Actual results and timing of certain events may differ materially from those anticipated in these forward-looking statements as a result of various factors. You should consider these factors carefully in evaluating forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus. We undertake no obligation to update forward-looking statements, except as may be required under applicable securities laws. See an additional discussion under the heading “Risk Factors” in this prospectus, in an applicable prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

HYZON MOTORS INC.
The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.
Overview
We are headquartered in Bolingbrook, Illinois, with operations in the United States, the Netherlands, Australia, and China. Hyzon is a global supplier of high-performance hydrogen fuel cell systems focused on providing zero-emission power to decarbonize the most demanding industries. We are commercializing our proprietary fuel cell technology through assembling and upfitting heavy duty (“HD”) hydrogen fuel cell electric vehicles (“FCEVs”). When we refer to “assembling” or “converting” our FCEVs, we generally mean integrating our fuel cells and fuel cell stacks with batteries, electric motors, and other components into a chassis to form a completed FCEV that we sell. When we “upfit” a vehicle, we generally mean that we provide services to transform a customer’s internal combustion engine (“ICE”) vehicle into a FCEV.
Vehicles and Vehicle Platforms
Our commercial vehicle business is focused primarily on assembling and converting FCEVs. Our strategy takes a focused approach by designing and developing one vehicle platform in each region to conform with regional regulations and customer preferences. Our strategy to manufacture fuel cells in-house and work with third-party vehicle assemblers is intended to reduce our capital requirements, lower production costs, and ultimately lower total cost of ownership (“TCO”) for customers.
On-road, our potential customers include shipping and logistics companies and retail customers with large distribution networks, such as grocery retailers, food and beverage companies, waste management companies, and municipality and government agencies around the world. Off-road, our potential customers include construction, mining, material handling and port equipment manufacturers and operators. Our targeted customers often employ a “back-to-base” model where their vehicles return to a central base or depot between operations, thereby allowing operators to have fueling independence where hydrogen can be produced locally at or proximate to the central base and dispensed at optimally configured hydrogen refueling stations. Hyzon may expand its range of products and hydrogen solutions as the transportation sector increasingly adopts hydrogen propulsion and investments are made in hydrogen production and related infrastructure in accordance with our expectations.
We expect these opportunities to increase with the technological advances in hydrogen fuel cells and continuing investments in hydrogen production, storage, and refueling infrastructure around the world.
Fuel and Infrastructure
Our hydrogen supply infrastructure business is focused on building and fostering a clean hydrogen supply ecosystem with partners and third parties from feedstock through hydrogen production and dispensing. We collaborate with strategic partners on development, construction, operation, and ownership of hydrogen production facilities and refueling stations in each major region of our operations, which we intend to complement our back-to-base model and near-term fleet deployment opportunities.
Corporate Information
We are a Delaware corporation and our corporate headquarters is located at 599 South Schmidt Road, Bolingbrook, IL, 60440. Our telephone number is (585) 484-9337. Our Internet website address is www.hyzonfuelcell.com. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

DESCRIPTION OF SECURITIES WE MAY OFFER
We may offer under this prospectus up to $250,000,000 of debt securities, common stock, preferred stock, warrants to purchase common stock, preferred stock or debt securities, subscription rights, units and purchase contracts in one or more offerings and in any combination from time to time as described below.
This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for working capital and for general corporate purposes. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.
RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider the risks described in the documents incorporated by reference in this prospectus and any applicable prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

DESCRIPTION OF DEBT SECURITIES
The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities and provisions of the indentures that will govern the debt securities, and is not complete. We will describe the particular terms of any debt securities in the prospectus supplement relating to those debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. Senior debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.
The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities.
General Terms
Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by us from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated to all senior indebtedness as set forth below. None of our subsidiaries will have any obligations with respect to the debt securities. Therefore, our rights and the rights of our creditors, including holders of senior debt securities and subordinated debt securities, to participate in the assets of any subsidiary will be subject to the prior claims of the creditors of our subsidiaries.
We may issue the debt securities in one or more separate series of senior debt securities and/or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will specify the particular amounts, prices and terms of those debt securities. These terms may include:
•the title of the debt securities and the series in which the debt securities will be included;
•the authorized denominations and aggregate principal amount of the debt securities;
•the date or dates on which the principal and premium, if any, are payable;
•the rate or rates per annum at which the debt securities will bear interest, if there is any interest, or the method or methods of calculating interest and the date from which interest will accrue;
•the place or places where the principal of and any premium and interest on the debt securities will be payable;
•the dates on which the interest will be payable and the corresponding record dates;
•the period or periods within which, the price or prices at which, and the terms and conditions on which, the debt securities may be redeemed, in whole or in part, at our option;
•any obligation to redeem, repay or purchase debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder;

•the portion of the principal amount of the debt securities payable upon declaration of the acceleration of the maturity of the debt securities;
•the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;
•any events of default, covenants or warranties applicable to the debt securities;
•if applicable, provisions related to the issuance of debt securities in book-entry form;
•the currency, currencies or composite currency of denomination of the debt securities;
•the currency, currencies or composite currencies in which payments on the debt securities will be payable and whether the holder may elect payment to be made in a different currency;
•whether and under what conditions we will pay additional amounts to holders of the debt securities;
•the terms and conditions of any conversion or exchange provisions in respect of the debt securities;
•the terms pursuant to which our obligation under the indenture may be terminated through the deposit of money or government obligations;
•whether the debt securities will be subordinated in right of payment to senior indebtedness and the terms of any such subordination; and
•any other specific terms of the debt securities not inconsistent with the applicable indenture.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
Unless the applicable prospectus supplement specifies otherwise, we will issue the debt securities in fully registered form without coupons. If we issue debt securities of any series in bearer form, the applicable prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, applicable to those debt securities and to payment on and transfer and exchange of those debt securities.
U.S. Federal Income Tax Considerations
We may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. We will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement. We encourage you to consult with your own competent tax and financial advisors on these important matters.
Payment, Registration, Transfer and Exchange
Subject to any applicable laws or regulations, we will make payments on the debt securities at a designated office or agency, unless the applicable prospectus supplement otherwise sets forth. At our option, however, we may also make interest payments on the debt securities in registered form:
•by checks mailed to the persons entitled to interest payments at their registered addresses; or
•by wire transfer to an account maintained by the person entitled to interest payments as specified in the security register.

Unless the applicable prospectus supplement otherwise indicates, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for that installment of interest. If a holder wishes to receive a payment by wire transfer, the holder should provide the paying agent with written wire transfer instructions at least 15 days prior to the payment date.
Unless the applicable prospectus supplement otherwise sets forth, debt securities issued in registered form will be transferable or exchangeable at the agency we may designate from time to time. Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.
Consolidation, Merger or Sale by the Company
Each indenture generally permits a consolidation or merger between us and another U.S. corporation. It also permits the sale or transfer by us of all or substantially all of our property and assets and the purchase by us of all or substantially all of the property and assets of another corporation. These transactions are permitted if:
•the resulting or acquiring corporation, if other than us, assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and
•immediately after the transaction, no event of default exists.
Even though each indenture contains the provisions described above, we are not required by either indenture to comply with those provisions if we sell all of our property and assets to another U.S. corporation if, immediately after the sale, that corporation is one of our wholly-owned subsidiaries.
If we consolidate or merge with or into any other corporation or sell all or substantially all of our assets according to the terms and conditions of each indenture, the resulting or acquiring corporation will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. As a result, the successor corporation may exercise our rights and powers under each indenture, in our name or in its own name and we will be released from all our liabilities and obligations under each indenture and under the debt securities.
Events of Default, Notice and Certain Rights on Default
Unless otherwise stated in the applicable prospectus supplement, an “event of default,” when used with respect to any series of debt securities, means any of the following:
•failure to pay interest on any debt security of that series for 30 days after the payment is due;
•failure to pay the principal of or any premium on any debt security of that series when due;
•failure to deposit any sinking fund payment on debt securities of that series when due;
•failure to perform any other covenant in the applicable indenture that applies to debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture;
•certain events in bankruptcy, insolvency or reorganization; or
•any other event of default that may be specified for the debt securities of that series when that series is created.
If an event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to certain conditions, rescind the declaration.

The prospectus supplement relating to each series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of that series when an event of default occurs and continues.
An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under either indenture.
Each indenture requires us to file an officers’ certificate with the trustee each year that states that certain defaults do not exist under the terms of the indenture. The trustee will transmit by mail to the holders of debt securities of a series notice of any default.
Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under an indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnification satisfactory to the trustee. If indemnification satisfactory to the trustee is provided, then, subject to certain other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or
•exercising any trust or power conferred upon the trustee.
The holder of a debt security of any series will have the right to begin any proceeding with respect to the applicable indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin the proceeding;
•the trustee has not started the proceeding within 60 days after receiving the request; and
•the trustee has not received directions inconsistent with the request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days.
The holders of not less than a majority in aggregate principal amount of any series of debt securities, by notice to the trustee for that series, may waive, on behalf of the holders of all debt securities of that series, any past default or event of default with respect to that series and its consequences. A default or event of default in the payment of the principal of, or premium or interest on, any debt security and certain other defaults may not, however, be waived.
Modification of the Indentures
We, as well as the trustee for a series of debt securities, may enter into one or more supplemental indentures, without the consent of the holders of any of the debt securities, in order to:
•evidence the succession of another corporation to us and the assumption of our covenants by a successor;
•add to our covenants or surrender any of our rights or powers;
•add additional events of default for any series;
•add, change or eliminate any provision affecting debt securities that are not yet issued;
•secure the debt securities;
•establish the form or terms of debt securities not yet issued;
•evidence and provide for successor trustees;

•add, change or eliminate any provision affecting registration as to principal of debt securities;
•permit the exchange of debt securities;
•change or eliminate restrictions on payment in respect of debt securities;
•change or eliminate provisions or add any other provisions that are required or desirable in accordance with any amendments to the Trust Indenture Act, on the condition that this action does not adversely affect the interests of any holder of debt securities of any series issued under the indenture in any material respect; or
•cure any ambiguity or correct any mistake.
In addition, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series affected by the supplemental indenture, we and the trustee may execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the applicable indenture or any supplemental indenture or modifying the rights of the holders of debt securities of that series. No such supplemental indenture may, however, without the consent of the holder of each debt security that is affected:
•change the time for payment of principal or interest on any debt security;
•reduce the principal of, or any installment of principal of, or interest on, any debt security;
•reduce the amount of premium, if any, payable upon the redemption of any debt security;
•reduce the amount of principal payable upon acceleration of the maturity of an original issue discount debt security;
•impair the right to institute suit for the enforcement of any payment on or for any debt security;
•reduce the percentage in principal amount of the outstanding debt securities of any series the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;
•modify the provisions relating to waiver of some defaults or any of the foregoing provisions;
•change the currency of payment;
•adversely affect the right to repayment of debt securities of any series at the option of the holders of those debt securities; or
•change the place of payment.
Any supplemental indenture will be filed with the SEC as an exhibit to:
•a post-effective amendment to the registration statement of which this prospectus is a part;
•an annual report on Form 10-K;
•a quarterly report on Form 10-Q; or
•a current report on Form 8-K.

Defeasance and Covenant Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. If we deposit with the trustee sufficient cash or government obligations to pay the principal, interest, any premium and any mandatory sinking fund or analogous payments due to the stated maturity or a redemption date of the debt securities of a particular series, then at our option:
•we will be discharged from our obligations for the debt securities of that series, the holders of the debt securities of the affected series will no longer be entitled to the benefits of the indenture, except for registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities, and those holders may look only to the deposited funds or obligations for payment, which is referred to as “defeasance”; or
•we will no longer be under any obligation to comply with certain covenants under the applicable indenture as it relates to that series, and some events of default will no longer apply to us, which is referred to as “covenant defeasance.”
Unless the applicable prospectus supplement specifies otherwise and except as described below, the conditions to both defeasance and covenant defeasance are as follows:
•it must not result in a breach or violation of, or constitute a default or event of default under, the applicable indenture, or result in a breach or violation of, or constitute a default under, any other of our material agreements or instruments;
•certain bankruptcy-related defaults or events of default with respect to us must not have occurred and be occurring during the period commencing on the date of the deposit of the trust funds to defease the debt securities and ending on the 91st day after that date;
•we must deliver to the trustee an officer’s certificate and an opinion of counsel addressing compliance with the conditions of the defeasance or covenant defeasance; and
•we must comply with any additional conditions to the defeasance or covenant defeasance that the applicable indenture may impose on us.
In the event that government obligations deposited with the trustee for the defeasance of such debt securities decrease in value or default subsequent to their being deposited, we will have no further obligation, and the holders of the debt securities will have no additional recourse against us, for any decrease in value or default. If indicated in the prospectus supplement, in addition to obligations of the U.S. or an agency or instrumentality of the U.S., government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency in which debt securities of such series are payable.
We may exercise our defeasance option for the debt securities even if we have already exercised our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of default or an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated because of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. If, however, acceleration occurs, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the debt securities, because the required deposit in the defeasance trust is based on scheduled cash flow rather than market value, which will vary depending on interest rates and other factors.
Conversion and Exchange Rights
The debt securities of any series may be convertible into or exchangeable for other securities of our company or another issuer or property or cash on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York without regard to conflicts of laws principles thereof.
Regarding the Trustee
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.
The indentures and provisions of the Trust Indenture Act of 1939, which we refer to in this prospectus as the Trust Indenture Act, that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act), it must eliminate such conflict or resign.
Additional Terms Applicable to Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate to the prior payment in full in cash of all senior indebtedness.
The term “senior indebtedness” is defined as:
•any of our indebtedness, whether outstanding on the issue date of the subordinated debt securities of a series or incurred later;
•accrued and unpaid interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us to the extent post-filing interest is allowed in such proceeding, in respect of:
•our indebtedness for money borrowed; and
•indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which we are responsible or liable;
•contingent reimbursement obligations with respect to letters of credit issued or supported by our working capital lenders for our account; and
•obligations, liabilities, fees and expenses that we owe to our working capital lenders;
unless the instrument creating or evidencing these obligations provides that these obligations are not senior or prior in right of payment to the subordinated debt securities. Notwithstanding the foregoing, “senior indebtedness” will not include:
•any of our obligations to our subsidiaries;
•any liability for Federal, state, local or other taxes that we owe;
•any accounts payable or other liability to trade creditors arising in the ordinary course of business, including guarantees of these obligations or instruments evidencing such liabilities;
•any of our indebtedness, and any accrued and unpaid interest in respect of our indebtedness, that is subordinate or junior in any respect to any other of our indebtedness or other obligations; or
•the subordinated debt securities.
There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture.

Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:
•any senior indebtedness is not paid in full in cash when due; or
•the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full in cash.
We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.
The representatives of the holders of senior indebtedness may notify us and the trustee in writing (a “payment blockage notice”) of a default which can result in the acceleration of that senior indebtedness’ maturity without further notice, except such notice as may be required to effect such acceleration, or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice. The payment blockage period will end earlier if such payment blockage period is terminated:
•by written notice to the trustee and us from the person or persons who gave such payment blockage notice;
•because the default giving rise to such payment blockage notice is cured, waived or otherwise no longer continuing; or
•because such senior debt has been discharged or repaid in full in cash.
Notwithstanding the foregoing, if the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179-day period, we may resume payments on the subordinated debt securities. Not more than one payment blockage notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period. No default existing on the beginning date of any payment blockage period initiated by a person or persons may be the basis of a subsequent payment blockage period with respect to the senior indebtedness held by that person unless that default has been cured or waived for a period of not fewer than 90 consecutive days.
If we pay or distribute our assets to creditors upon a total or partial liquidation, dissolution or reorganization of or similar proceeding relating to us or our property, then:
•the holders of senior indebtedness will be entitled to receive payment in full in cash of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment; and
•until the senior indebtedness is paid in full in cash, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness, except that holders of subordinated debt securities may receive certain capital stock and subordinated debt.
If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.
After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of subordinated debt securities will be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to such senior indebtedness.
As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness.

Furthermore, claims of our subsidiaries’ creditors generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, of our subsidiaries. It is important to keep this in mind if you decide to hold our subordinated debt securities.
The terms of the subordination provisions described above will not apply to payments from money or the proceeds of government securities held in trust by the trustee for any series of subordinated debt securities for the payment of principal and interest on such subordinated debt securities pursuant to the defeasance procedures described under “Defeasance and Covenant Defeasance.”
Book-Entry Delivery and Settlement
We may issue the debt securities in whole or in part in the form of one or more global certificates or notes, which we refer to as global securities, that we will deposit with a depository or its nominee that we identify in the applicable prospectus supplement.
We will describe the specific terms of the depository arrangement covering the debt securities in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depository arrangements.
Upon the issuance of the debt securities in the form of one or more global securities, the depository or its custodian will credit, on its book-entry registration and transfer system, the number of shares or principal amount of securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters, initial purchasers or agents, or by us if we offer and sell the debt securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Qualified institutional buyers may hold their interests in the global securities directly through the depository if they are participants in this system, or indirectly through organizations which are participants in this system. The laws of some states of the U.S. may require that some purchasers of securities take physical delivery of the debt securities in definitive registered form. These limits and the laws may impair your ability to own, transfer or pledge interests in the global securities.
So long as the depository, or its nominee, is the registered owner or holder of the debt securities, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global securities for all purposes. No beneficial owner of an interest in the global securities will be able to transfer that interest except in accordance with the depository’s procedures.
We will make dividend payments on, or payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. We will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interest.
We expect that the depository or its nominee, upon receipt of any dividend payment on, or payment of the principal of, and premium, if any, and interest on, the global securities, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the debt securities as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for their customers. These payments will be the responsibility of the participants. Transfers between participants in the depository will be effected in the ordinary way through the depository’s settlement system in accordance with the depository rules and will be settled in same day funds.

We will issue securities in certificated form in exchange for global securities (subject, in the case of the third bullet point, to the procedures of the depository) if:
•the depository notifies us that it is unwilling or unable to continue as a depository for the global securities or ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and a successor depository is not appointed by us within 90 days of the notice;
•an event of default under the instrument governing the debt securities has occurred and is continuing; or
•we determine that the debt securities will no longer be represented by global securities.

DESCRIPTION OF CAPITAL STOCK
The following descriptions are summaries of the material terms of our Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), and our Second Amended and Restated Bylaws (“Bylaws”). Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, the Certificate of Incorporation and Bylaws, forms of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.
General
The Certificate of Incorporation authorizes the issuance of 410,000,000 shares of capital stock, par value of $0.0001 per share, consisting of (a) 400,000,000 shares of Class A Common Stock and (b) 10,000,000 shares of preferred stock.
Class A Common Stock
Voting Power
Except as otherwise required by law, the Certificate of Incorporation or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Class A Common Stock possess all voting power for the election of directors and all other matters requiring stockholder action. Holders of Class A Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Director Elections
Under the Certificate of Incorporation, our Board of Directors (the “Board”) is divided into three classes, each of which generally serves for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Dividend Rights
Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, holders of Class A Common Stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock) when, as and if declared thereon by the Board from time to time out of any assets or funds legally available therefor, and will share equally on a per share basis in such dividends and distributions.
Liquidation, Dissolution and Winding Up
Subject to applicable law and the rights, if any, of holders of outstanding preferred stock, in the event of voluntary or involuntary liquidation, dissolution or winding-up, after payment or provision for payment of the debts and other liabilities of Hyzon, the holders of Class A Common Stock will be entitled to receive all the remaining assets of Hyzon available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them.
Preferred Stock
The Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The Board is authorized to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, applicable to the shares of each series.
The Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Class A Common Stock and could have antitakeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Hyzon or the removal of Hyzon’s management. Hyzon has no Preferred Stock outstanding as of the date hereof.
Dividends
We have not paid any cash dividends on the Class A Common Stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions, and other factors that the Board may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur.
Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and Bylaws
Under Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), Hyzon is prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:
•the Board approved the acquisition prior to its consummation;
•the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or
•the business combination is approved by the Board, and by a 2/3 majority vote of the other stockholders in a meeting.
Generally, a “business combination” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.
Under certain circumstances, declining to opt out of Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with Hyzon for a three-year period. This may encourage companies interested in acquiring Hyzon to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in the Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
Written Consent by Stockholders
Under the Certificate of Incorporation, subject to the rights of any series of Preferred Stock then outstanding, any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of our stockholders and may not be effected by any consent in writing by such stockholders.
Special Meeting of Stockholders
Under the Certificate of Incorporation, special meetings of our stockholders may be called only by the chairperson of the Board, the Chief Executive Officer of Hyzon or the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships, and may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Under the Certificate of Incorporation, advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of our stockholders shall be given in the manner and to the extent provided in our Bylaws.
Exclusive Forum
The Certificate of Incorporation provides that, unless Hyzon consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, a state court located within the State of Delaware (or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine as defined by the laws of the State of Delaware, including, but not limited to (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or stockholders to us or our stockholders; or (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws (in each case, as they may be amended from time to time), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware.
Notwithstanding the foregoing, the Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) shall be the federal district court for the District of Delaware (or, if such court does not have jurisdiction over such action, any other federal district court of the United States); provided, however, that if the foregoing provisions are, or the application of such provisions to any person or entity or any circumstance is, illegal, invalid or unenforceable, the sole and exclusive forum for any action asserting a cause of action arising under the Securities Act or any rule or regulation promulgated thereunder (in each case, as amended) will be the Court of Chancery of the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in our shares of capital stock will be deemed to have notice of and consented to the forum provision in the Certificate of Incorporation.
Our Transfer Agent and Warrant Agent
The transfer agent for our Class A Common Stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company.
Listing of Securities
Our Class A Common Stock and public warrants are listed on NASDAQ under the symbols “HYZN” and “HYZNW,” respectively.

DESCRIPTION OF WARRANTS
We may issue warrants in the future for the purchase of debt securities, common stock or other securities. Warrants may be issued independently or together with debt securities or common stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the warrant holder, with the option to also utilize a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent, if any, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.
The following summary of certain provisions of the warrants we may issue in the future does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.
Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:
•the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;
•the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;
•the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;
•the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•U.S. federal income tax consequences applicable to such warrants;
•the amount of warrants outstanding as of the most recent practicable date; and
•any other terms of such warrants.
The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.
Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.
Prior to the exercise of any warrants to purchase debt securities, common stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock or other securities, as the case may be, purchasable upon such exercise of the warrants, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF SUBSCRIPTION RIGHTS
We may issue subscription rights to purchase debt securities, common stock, preferred stock, other securities described in this prospectus or any combination thereof. These subscription rights may be issued independently or together with any other security offered by us and may or may not be transferable by the securityholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other investors pursuant to which the underwriters or other investors may be required to purchase any securities remaining unsubscribed for after such offering.
To the extent appropriate, the applicable prospectus supplement will describe the specific terms of the subscription rights to purchase shares of our securities offered thereby, including the following:
•the date of determining the securityholders entitled to the subscription rights distribution;
•the price, if any, for the subscription rights;
•the exercise price payable for the debt securities, common stock, preferred stock or other securities upon the exercise of the subscription rights;
•the number of subscription rights issued to each securityholder;
•the amount of debt securities, common stock, preferred stock or other securities that may be purchased per each subscription right;
•any provisions for adjustment of the amount of securities receivable upon exercise of the subscription rights or of the exercise price of the subscription rights;
•the extent to which the subscription rights are transferable;
•the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights will expire;
•the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
•the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights;
•any applicable U.S. federal income tax considerations; and
•any other terms of the subscription rights, including the terms, procedures and limitations relating to the transferability, exchange and exercise of the subscription rights.

DESCRIPTION OF UNITS
We may issue units consisting of one or more purchase contracts, warrants, shares of preferred stock, shares of common stock, debt securities or any combination of such securities. The applicable prospectus supplement will describe the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units will be issued, which will be described in more detail in the applicable prospectus supplement.
DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, debt securities, common stock or preferred stock. The purchase contracts may require us to make periodic payments to the holders of purchase contracts. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts.
The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of such documents, which will be described in more detail in the applicable prospectus supplement.

LEGAL OWNERSHIP OF SECURITIES
We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not legal holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you securities registered in your own name so you can be a legal holder, if that is permitted in the future;
•how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the heading “- Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
•an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;
•the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When A Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, a global security will terminate when the following special situations occur:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•if we notify any applicable trustee that we wish to terminate that global security; or
•if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDER
This prospectus also relates to the possible resale by the selling stockholder included in the table below (the “Selling Stockholder”) of up to 19,620,185 shares of our Class A Common Stock, which represents all of the Class A Common Stock held by the Selling Stockholder.
The Selling Stockholder may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling stockholder” includes the entity listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the selling stockholder’s interests in the Class A Common Stock, other than through a public sale.
The following table sets forth the number of shares of Class A Common Stock beneficially owned by the Selling Stockholder as of May 31, 2024, the number of shares of Class A Common Stock that may be offered under this prospectus and the number of shares of Class A Common Stock beneficially owned by the Selling Stockholder assuming all of the shares covered hereby are sold. Percentage ownership of our Class A Common Stock is based on 247,298,133 shares of our Class A Common Stock outstanding on May 31, 2024. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the entity named in the table has sole voting and sole investment power with respect to all shares that it beneficially owned. We have deemed all shares of Class A Common Stock subject to options or other convertible securities held by that entity that are currently exercisable or that will become exercisable within 60 days of May 31, 2024 to be outstanding and to be beneficially owned by such entity for the purpose of computing the percentage ownership of that entity. The number of shares of Class A Common Stock in the column “Shares of common stock being offered by the selling stockholder” represents all of the Class A Common Stock shares that the Selling Stockholder may offer hereunder. The Selling Stockholder may sell some, all or none of the Class A Common Stock shares that may be offered hereunder. We do not know when the Class A Common Stock shares will be sold by the Selling Stockholder, and the Selling Stockholder may offer the Class A Common Stock shares from time to time.
Hymas Technologies Limited, a company organized under the laws of the British Virgin Islands (“Hymas Technologies”), is a wholly-owned subsidiary of Hymas Pte. Ltd., a Singapore private limited company (“Hymas”) that is indirectly majority-owned by Horizon Fuel Cell Technologies Pte. Ltd. (“Horizon”), a Singapore private limited company. Horizon, by reason of its indirect majority ownership of the voting securities of Hymas, ultimately has the right to elect or appoint the members of the governing bodies of Hymas and Hymas Technologies and, therefore, to direct the management and policies of Hymas and Hymas Technologies. As a result, Horizon has voting and investment power over the shares of Class A Common Stock held of record by Hymas Technologies. George Gu, a director of Horizon, served as a director of our company from July 16, 2021 until August 24, 2023 and served as our executive chairman from July 16, 2021 until November 10, 2022. Each of Horizon and Hymas is an affiliate of our company.
The information set forth below is based upon information obtained from the Selling Stockholder and upon information known to us.

	Beneficial ownership before the offering		Number of shares of Class A common stock being offered by the selling stockholder	Beneficial ownership after the offering
Name of selling stockholder	Number of shares of common stock	%		Number of shares of common stock	%
Hymas Technologies Limited(1)	19,620,185(2)	7.9%	19,620,185	—	—
_____________
(1)The address for Hymas Technologies is Sertus Chambers, PO Box 905, Quastisky Building, Tortola, British Virgin Islands. George Gu, as the sole director and officer of Hymas Technologies, acting at the direction of an independent committee of the directors of Horizon, has the power to vote and dispose of the shares held by Hymas Technologies.
(2)Does not include 69,831,271 additional shares beneficially owned by Horizon, including 12,748,902 additional shares beneficially owned by Hymas.

PLAN OF DISTRIBUTION
We may sell securities in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us to purchasers, including through a specific bidding, auction or other process; (v) through the distribution of subscription rights; (vi) in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise; or (vii) through a combination of any of these methods of sale. The applicable prospectus supplement and/or other offering material will contain the terms of the transaction, name or names of any underwriters, dealers, or agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.
Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.
The securities may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.
Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement and/or other offering material, the obligations of the underwriters are subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell shares as agent but may position and resell as principal to facilitate the transaction or in cross trades, in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.
Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.
If so indicated in the applicable prospectus supplement and/or other offering material, we may authorize agents and underwriters to solicit offers from certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement and/or other offering material pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement and/or other offering material. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement and/or other offering material.
Agents, underwriters and broker-dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement and/or other offering material.
We may also sell shares of our common stock through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.
We may enter into derivative, sale or forward sale transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement and/or other offering material indicates, in connection with those transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement and/or other offering material, including in short sale transactions and by issuing securities not covered by this prospectus but convertible into, or exchangeable for or representing beneficial interests in such securities covered by this prospectus, or the return of which is derived in whole or in part from the value of such securities. The third parties may use securities received under derivative, sale or forward sale transactions, or securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those transactions to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment) and/or other offering material.
Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of shares for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving shares. In effecting sales, broker-dealers engaged by us may arrange for other broker-dealers to participate in the resales.
Each series of securities will be a new issue and, other than the Class A Common Stock and public warrants which are listed on the Nasdaq Global Select Market, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the Class A Common Stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement and/or other offering material, we will not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.
Agents, underwriters and broker-dealers may engage in transactions with, or perform services for, us and/or our subsidiaries in the ordinary course of business.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.
The place and time of delivery for securities will be set forth in the accompanying prospectus supplement and/or other offering material for such securities.
Selling Stockholder Plan of Distribution
The Selling Stockholder and any of its pledgees, donees, transferees, assignees, or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of our Class A Common Stock or interests in shares of our Class A Common Stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholder may use one or more of the following methods when disposing of the shares or interests therein:
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•through the writing or settlement of options, swaps, derivatives or other hedging transactions, whether through an options exchange or otherwise;
•broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;
•in the over-the-counter market;
•a combination of any such methods of disposition; and
•any other method permitted pursuant to applicable law.
The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive SECs or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction will not be in excess of a customary brokerage SEC in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440 or the successor to such FINRA rules.
The Selling Stockholder may from time to time pledge or grant a security interest in some or all of the shares of our Class A Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell shares of our Class A Common Stock from time to time under the prospectus, or under an amendment to the prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus. The Selling Stockholder does not expect these fees and discounts to exceed what is customary in the types of transactions involved.
There can be no assurance that any Selling Stockholder will sell any or all of the shares of our Class A Common Stock pursuant to this registration statement on Form S-3, of which this prospectus forms a part.
The Selling Stockholder may enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by the prospectus, which shares such broker-dealer or other financial institution may resell pursuant to the prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealer or agents that are involved in selling the shares of our Class A Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any fees received by such broker-dealers or agents and any profit on the resale of our Class A Common Stock purchased by them may be deemed to be underwriting fees or discounts under the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute shares of Class A Common Stock.
We have advised the Selling Stockholder that it may not use shares of our Class A Common Stock registered on the registration statement of which this prospectus is a part to cover short sales of our Class A Common Stock made prior to the date on which the registration statement shall have been declared effective by the SEC. If a Selling Stockholder uses this prospectus for any sale of shares of our Class A Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations promulgated thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our Class A Common Stock by the Selling Stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our Class A Common Stock to engage in market-making activities with respect to the shares of our Class A Common Stock. All of the foregoing may affect the marketability of the shares of our Class A Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our Class A Common Stock.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters, selling stockholders, or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters, selling stockholders, or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters, selling stockholders, or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement.
EXPERTS
The consolidated financial statements of Hyzon Motors Inc. as of and for the years ended December 31, 2023 and 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that describes that the Company has incurred losses from operations since inception and has stated that substantial doubt exists about the Company’s ability to continue as a going concern.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.hyzonfuelcell.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•incorporated documents are considered part of this prospectus;
•we are disclosing important information to you by referring you to those documents; and
•information we file with the SEC will automatically update and supersede information contained in this prospectus.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement and (ii) on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 22, 2024;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 13, 2024;
•Our Current Reports on Form 8-K filed with the SEC on January 23, 2024, April 23, 2024, and May 30, 2024; and
•The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 19, 2020, including any amendment or report filed for the purpose of updating such description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus.
You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:
Hyzon Motors Inc.
599 South Schmidt Road
Bolingbrook, Illinois 60440
(585) 484-9337
Attention: General Counsel
You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The information in this preliminary prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JUNE 6, 2024
PROSPECTUS SUPPLEMENT
(To Prospectus Dated       , 2024)
$50,000,000
Class A Common Stock

We have entered into a Sales Agreement (the “Sales Agreement”), dated June 6, 2024, with Roth Capital Partners, LLC and BTIG, LLC (each, a “Sales Agent” and collectively, the “Sales Agents”), relating to the shares of our Class A Common Stock, par value $0.0001 per share, offered by this prospectus supplement. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agents, as agent or principal.
Sales of common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agents are not required to sell any specific number or dollar amount of shares, but will act as sales agents on a commercially reasonable efforts basis consistent with their normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
We will pay the Sales Agents a fixed commission, or allow a discount, in an amount up to 3.0% of the gross sales price per share of Class A Common Stock issued by us and sold through them as our Sales Agents under the Sales Agreement. In connection with the sale of Class A Common Stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.
As of March 31, 2024, we had 51,425,068 authorized but unissued shares of Class A Common Stock available for issuance (after deducting the number of shares outstanding and reserved for issuance). Based on 51,425,068 authorized shares of common stock available for issuance and an assumed offering price per share of $0.51, which was the last reported sale price of our Class A Common Stock on the Nasdaq Global Select Market on June 4, 2024, we would be able to issue and sell shares under the Sales Agreement for a maximum of approximately $26.2 million, notwithstanding the $50,000,000 maximum aggregate offering amount set forth in this prospectus supplement. In no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, more shares than we have available and authorized for issuance.
Our Class A Common Stock and public warrants are traded on the Nasdaq Global Select Market under the symbol “HYZN” and “HYZNW,” respectively. On June 4, 2024, the last reported sales price of our Class A Common Stock was $0.51 per share and the last reported sales price of our public warrants was $0.04 per warrant.
Investment in our Class A Common Stock involves risks. See the section entitled “Risk Factors” on page S-5 of this prospectus supplement and the risk factors contained in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors which should be considered before investing in our Class A Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Roth Capital Partners	BTIG
The date of this prospectus supplement is _____________, 2024.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on June 6, 2024. Under this “shelf” registration process, we may offer and sell any combination of the securities described in the accompanying prospectus, from time to time, in one or more offerings, in an aggregate amount not to exceed $250,000,000. Under this prospectus supplement, we may from time to time offer and sell shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000, at prices and on terms to be determined by market conditions at the time of the offering. The $50,000,000 of shares of our Class A Common Stock that may be sold under this prospectus supplement are included in the $250,000,000 of securities that may be sold under the registration statement. This prospectus supplement describes the specific details regarding this offering, including the amount of our Class A Common Stock being offered, the risks of investing in our Class A Common Stock, and other items.
This document is in two parts. This prospectus supplement contains specific information about the terms of this offering, including the types, amounts, and prices of the securities being offered and the plan of distribution. This prospectus supplement may also add, update, or change information contained in the accompanying prospectus and the documents incorporated by reference therein. This prospectus supplement may be updated or supplemented. The accompanying prospectus gives more general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement will control. You should read carefully both this prospectus supplement and the accompanying prospectus, together with the additional information about us to which we refer you in the section of this prospectus supplement entitled “Where You Can Find More Information.”
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
We are offering to sell, and seeking offers to buy, these securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. For investors outside of the United States: neither we nor the Sales Agents have done anything that would permit this offering or possession or distribution of this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our” or similar terms, as well as references to the “Company,” refer to Hyzon Motors Inc. and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated by reference herein contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, without limitation, statements regarding the financial position, business strategy, and plans and objectives of management for future operations, and any statements that refer to characterizations of future events or circumstances, including any underlying assumptions. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements generally are identified by the words “aims,” ” “should,” “will,” “may,” “anticipate,” “believe,” “expect,” “estimate,” “intend,” “plan,” “project,” “seeks,” as well as the negative of such terms and other similar expressions are intended to identify forward looking statements, although not all forward-looking statements contain such identifying words. Such forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements are subject to a number of risks and uncertainties including, but not limited to, those described below:
▪our ability to continue as a going concern;
▪our ability to raise capital in the future:
▪our ability to maintain our listing on The Nasdaq Global Select Market;
▪our ability to achieve the necessary stockholder vote to increase the number of authorized shares of our Class A Common Stock;
▪our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
▪developments and projections relating to our competition and industry;
▪our ability to execute our business model, including market acceptance of our planned products and services;
▪our ability to execute our corporate restructuring and manage the associated headcount reduction;
▪our ability to maintain or extend our technological innovation in hydrogen fuel cells, PEMs, and MEAs;
▪our business, expansion plans and opportunities;
▪our ability to profitably expand into new markets;
▪our ability to realize our projected timelines for the development of our business;
▪our ability to retain or recruit, or changes required in, our officers, key employees or directors;
▪our ability to protect, defend, or enforce intellectual property on which we depend;
▪our ability to implement our business plans and strategies;
▪our ability to procure and/or supply hydrogen at competitive prices; and
▪our ability to obtain customers, obtain product orders, and convert our non-binding pre-orders into binding orders or sales.
While we believe these expectations, assumptions, beliefs, estimates, projections, intentions and strategies are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Actual results and timing of certain events may differ materially from those anticipated in these forward-looking statements as a result of various factors. You should consider these factors carefully in evaluating forward-looking statements contained in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and are cautioned not to place undue reliance on such statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to update forward-looking statements except as may be required under applicable securities laws. See an additional discussion under the heading “Risk Factors” in this prospectus supplement and any related free writing prospectus, and in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our Class A Common Stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, as well as any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, including the material referenced and the information included under the heading “Risk Factors.” You should also carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part.
Overview
We are headquartered in Bolingbrook, Illinois, with operations in the United States, the Netherlands, Australia, and China. Hyzon is a global supplier of high-performance hydrogen fuel cell systems focused on providing zero-emission power to decarbonize the most demanding industries. We are commercializing our proprietary fuel cell technology through assembling and upfitting heavy duty (“HD”) hydrogen fuel cell electric vehicles (“FCEVs”). When we refer to “assembling” or “converting” our FCEVs, we generally mean integrating our fuel cells and fuel cell stacks with batteries, electric motors, and other components into a chassis to form a completed FCEV that we sell. When we “upfit” a vehicle, we generally mean that we provide services to transform a customer’s internal combustion engine (“ICE”) vehicle into a FCEV.
We currently have 400,000,000 shares of Class A Common Stock authorized, of which approximately 51,425,068 shares are available for issuance as of March 31, 2024 (after deducting the number of shares outstanding and reserved for issuance). In order to enable us to raise additional amounts through sales pursuant to the Sales Agreement, we plan to submit a proposal to our stockholders to amend our Certificate of Incorporation to increase the number of shares of authorized shares of Class A Common Stock in July 2024.
Vehicles and Vehicle Platforms
Our commercial vehicle business is focused primarily on assembling and converting FCEVs. Our strategy takes a focused approach by designing and developing one vehicle platform in each region to conform with regional regulations and customer preferences. Our strategy to manufacture fuel cells in-house and work with third-party vehicle assemblers is intended to reduce our capital requirements, lower production costs, and ultimately lower total cost of ownership (“TCO”) for customers.
On-road, our potential customers include shipping and logistics companies and retail customers with large distribution networks, such as grocery retailers, food and beverage companies, waste management companies, and municipality and government agencies around the world. Off-road, our potential customers include construction, mining, material handling and port equipment manufacturers and operators. Our targeted customers often employ a “back-to-base” model where their vehicles return to a central base or depot between operations, thereby allowing operators to have fueling independence where hydrogen can be produced locally at or proximate to the central base and dispensed at optimally configured hydrogen refueling stations. Hyzon may expand its range of products and hydrogen solutions as the transportation sector increasingly adopts hydrogen propulsion and investments are made in hydrogen production and related infrastructure in accordance with our expectations.
We expect these opportunities to increase with the technological advances in hydrogen fuel cells and continuing investments in hydrogen production, storage, and refueling infrastructure around the world.
Fuel and Infrastructure
Our hydrogen supply infrastructure business is focused on building and fostering a clean hydrogen supply ecosystem with partners and third parties from feedstock through hydrogen production and dispensing. We collaborate with strategic partners on development, construction, operation, and ownership of hydrogen production facilities and refueling stations in each major region of our operations, which we intend to complement our back-to-base model and near-term fleet deployment opportunities.
Corporate Information
We are a Delaware corporation and our corporate headquarters is located at 599 South Schmidt Road, Bolingbrook, IL, 60440. Our telephone number is (585) 484-9337. Our Internet website address is www.hyzonfuelcell.com. The information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

THE OFFERING
The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Hyzon Motors Inc.

Class A Common Stock offered by us	Shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000.

Class A Common Stock to be outstanding after this offering(1)
Up to 296,639,845 shares, after giving effect to the assumed sale of 51,425,068 shares of our Class A Common Stock which, at a price of $0.51 per share, the closing price of our Class A Common Stock on the Nasdaq Global Select Market on June 4, 2024, would be the maximum amount of shares of Class A Common Stock available for issuance given we have 51,425,068 shares of Class A Common Stock outstanding and reserved for issuance as of March 31, 2024. The actual number of shares issued is limited by the number of authorized shares of Class A Common Stock under our Certificate of Incorporation (400,000,000), unless and until such Certificate of Incorporation is amended and will also depend on the price at which shares are sold from time to time during this offering.

Form of offering
“At the market offering” of our Class A Common Stock that may be made from time to time through or to the Sales Agents, as agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Nasdaq Global Select Market symbol	HYZN

Use of proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk factors
See “Risk Factors” on page S-5 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of certain factors you should carefully consider before deciding to invest in shares of our Class A Common Stock.

__________________
(1)The number of shares of Class A Common Stock outstanding after this offering, as reflected above, is based on the actual number of shares outstanding as of March 31, 2024, which was 245,214,777, and does not include, as of that date:
•14,773,453 shares of Class A Common Stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $1.20 per share;
•15,015,348 shares of Class A Common Stock issuable upon the settlement of outstanding restricted stock units;
•2,248,617 shares of Class A Common Stock issuable upon the settlement of outstanding performance stock units; and
•23,250,000 shares of Class A Common Stock issuable in aggregate as earnout shares if, prior to July 16, 2026 (a) the last reported Class A Common Stock share price for at least 20 of any 30 consecutive trading days is at least $18.00 per share, $20.00 per share or $35.00 per share, as applicable for each tranche of Class A Common Stock to be issued, or (b) we consummate a transaction resulting in our stockholders having the right to receive consideration implying a value per share of at least $18.00, $20.00 or $35.00, as applicable;
•19,229,213 shares of Class A Common Stock issuable upon the exercise of outstanding public and private warrants (which includes 170,048 Ardour warrants and 31,000 Hongyun warrants outstanding) with each warrant having an exercise price of $11.50 per share, other than the Ardour warrants and the Hongyun warrants which have an exercise price of $2.20 and $7.75 per share, respectively; and
•a total of 28,843,524 shares of our Class A Common Stock available for future grants under our 2021 Equity Incentive Plan.

RISK FACTORS
You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations, financial condition or results of operations. Our business, financial condition or results of operations could be harmed by any of these risks. The trading price of our Class A Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated in this prospectus by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any free writing prospectus that we may authorize for use in connection with this offering.
Risks Related to this Offering
Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our Class A Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and/or cause the price of our Class A Common Stock to decline.
You may incur substantial dilution as a result of this offering and future equity issuances.
The offering price per share in this offering may exceed the net tangible book value per share of our Class A Common Stock outstanding prior to this offering. Assuming that an aggregate of 98,039,216 shares of our Class A Common Stock are sold at a price of $0.51 per share, the last reported sale price of our Class A Common Stock on the Nasdaq Global Select Market on June 4, 2024, for aggregate gross proceeds of approximately $50,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.08 per share as of March 31, 2024, after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.
If we raise additional capital in the future, your ownership in us could be diluted.
In order to raise additional capital, we may at any time, including during this offering, offer additional shares of Class A Common Stock or other securities convertible into or exchangeable for our Class A Common Stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders, including investors who purchase Class A Common Stock in this offering. The price per share at which we sell additional shares of Class A Common Stock or securities convertible into Class A Common Stock in future transactions may be higher or lower than the price per share in this offering.
Until such time, if ever, as we can generate substantial revenue from our operations, we anticipate financing our cash needs through a combination of equity offerings, debt financings and license agreements. To the extent that we raise additional capital through the further sale of equity securities or convertible debt securities, your ownership interest will be diluted.

Sales of a substantial number of our shares of Class A Common Stock in the public market could cause our stock price to fall.
We may issue and sell additional shares of Class A Common Stock in the public markets, including during this offering. As a result, a substantial number of shares of our Class A Common Stock may be sold in the public market. Sales of a substantial number of shares of our Class A Common Stock in the public markets, including during this offering, or the perception that such sales could occur, could depress the market price of our Class A Common Stock and impair our ability to raise capital through the sale of additional equity securities.
Because we do not currently intend to declare cash dividends on our shares of Class A Common Stock in the foreseeable future, stockholders must rely on appreciation of the value of our Class A Common Stock for any return on their investment.
We have never declared or paid cash dividends on our capital stock and do not intend to do so in the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the operation, development and growth of our business. Furthermore, any future debt agreements may also preclude us from paying or place restrictions on our ability to pay dividends. As a result, capital appreciation, if any, of our Class A Common Stock will be your sole source of gain with respect to your investment for the foreseeable future.
The exercise of our outstanding options and warrants and settlement of our outstanding restricted stock units and performance stock units will dilute stockholders and could decrease our stock price.
The exercise of our outstanding options and warrants and the settlement of our outstanding restricted stock units and performance stock units may adversely affect our stock price due to sales of a large number of shares or the perception that such sales could occur. These factors also could make it more difficult to raise funds through future offerings of our securities, and could adversely impact the terms under which we could obtain additional equity capital. Exercise of outstanding options and warrants, settlement of outstanding restricted stock units or performance stock units or any future issuance of additional shares of Class A Common Stock or other equity securities, including but not limited to options, warrants, restricted stock units or other derivative securities convertible into our Class A Common Stock, may result in significant dilution to our stockholders and may decrease our stock price.
The Class A Common Stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Sales Agents after delivery of a sales notice will fluctuate based on the market price of the Class A Common Stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share sold will fluctuate based on the market price of our Class A Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will ultimately be issued.

We may not have sufficient authorized shares to issue all of the shares under the Sales Agreement at today’s market price.
Our ability to raise capital through equity issuances is limited by the number of shares of our Class A Common Stock authorized under the Certificate of Incorporation, which is currently 400 million shares of Class A Common Stock. Of the currently authorized shares of our Class A Common Stock, as of March 31, 2024, only approximately 51.4 million shares of our Class A Common Stock are available for issuance after taking into account the number of shares outstanding and the number of shares of Class A Common Stock reserved for issuance. Therefore, assuming a sale price of $0.51 per share which was the closing price of our Class A Common Stock on the Nasdaq Global Select Market on June 4, 2024, we would not have a sufficient number of shares of our Class A Common Stock available for issuance to fully utilize our $50 million ATM program, unless we are able to sell shares of Class A Common Stock in the ATM program at an average price of $0.97 per share of Class A Common Stock. To raise significant additional amounts from equity financings, including the ATM program pursuant to the Sales Agreement, we will need to seek stockholder approval to amend the Certificate of Incorporation to increase the number of authorized shares of our Class A Common Stock, and any such amendment would require the approval of the holders of our Class A Common Stock. We plan to submit a proposal to our stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of our Class A Common Stock in July 2024. There can be no guarantee that our stockholders will approve an increase in the number of authorized shares of our Class A Common Stock or the timing of any such increase.
We may be delisted from The Nasdaq Global Select Market for non-compliance with Nasdaq’s Periodic Filing Rule or Minimum Bid Rule, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We are at risk of being delisted from the Nasdaq Global Select Market if we fail to maintain compliance with the Nasdaq’s Periodic Filing Rule (as defined below) and Minimum Bid Rule (as defined below).
Periodic Filing Rule
On February 3, 2023, the Company received a Staff Determination from the Staff notifying the Company that, unless the Company requested an appeal, trading of the Class A Common Stock and warrants would be suspended from The Nasdaq Global Select Market at the opening of business on February 14, 2023 for failing to comply with the Nasdaq Periodic Filing Rule. On February 10, 2023, the Company filed a request for hearing with the Hearings Panel in response to the Staff Determination. The delisting hearing was held on March 16, 2023 before the Hearings Panel. On March 31, 2023, the Company received a letter from the Hearings Panel indicating that the Hearings Panel granted the Company’s request for continued listing until May 15, 2023 to allow the Company to regain compliance with the Periodic Filing Rule. The Company’s request for continued listing of its securities on The Nasdaq Global Select Market until May 15, 2023 was granted subject to the condition that on or before May 15, 2023, the Company shall have filed with the SEC all delinquent reports, in compliance with the Periodic Filing Rule.
Subsequently, on May 5, 2023, the Company notified the Hearings Panel and the Staff that the Company determined that it was necessary to seek an extension to May 31, 2023 to complete the annual audit of the Company’s financial statements for the year ended December 31, 2022 and for the Company to file the 2022 Form 10-K. The Company also requested an extension to June 7, 2023, to file the Q1 2023 Form 10-Q. On May 10, 2023, the Hearings Panel granted the Company’s requested extensions, providing the Company until May 31, 2023 to file the 2022 Form 10-K and June 7, 2023 to file the Q1 2023 Form 10-Q.
On April 3, 2023, the Company filed a Form 12b-25 to report that its Annual Report on Form 10-K for the year ended December 31, 2022 would not be filed within the prescribed time period. On April 6, 2023, the Company received an additional Staff Determination (the “Additional Staff Determination”) from the Staff notifying the Company that, because the Staff did not receive the 2022 Form 10-K, the Company did not comply with Nasdaq’s Listing Rules for continued listing, thus constituting an additional basis for delisting the Company’s securities from The Nasdaq Global Select Market. The Additional Staff Determination further notified the Company that the Hearings Panel would consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Global Select Market, and that the Company should present its views with respect to this additional deficiency to the Hearings Panel in writing no later than April 13, 2023. On April 13, 2023, the Company filed its response to the Additional Staff Determination.

On May 16, 2023, the Company filed a Form 12b-25 to report that the Q1 2023 Form 10-Q would not be filed within the prescribed time period. On May 17, 2023, the Company received a second additional Staff Determination (the “Second Additional Staff Determination”) from the Staff notifying the Company that, because the Staff did not receive the Q1 2023 Form 10-Q, the Company did not comply with Nasdaq’s Listing Rules for continued listing, thus constituting an additional basis for delisting the Company’s securities from The Nasdaq Global Select Market. The Second Additional Staff Determination further notified the Company that the Hearings Panel would consider this matter in their decision regarding the Company’s continued listing on The Nasdaq Global Select Market, and that the Company should present its views with respect to this additional deficiency to the Hearings Panel in writing no later than May 24, 2023. On May 24, 2023, the Company filed its response to the Second Additional Staff Determination.
As of June 16, 2023, the Company regained compliance with the Nasdaq’s Periodic Filing Rule. If in the future we are unable to maintain our listing on Nasdaq for any reason, it may become more difficult for our stockholders to sell our stock in the public market and the price of our Class A Common Stock may be adversely affected due to the likelihood of decreased liquidity.
Bid Price Rule
On January 23, 2024, the Company received a new letter from The Nasdaq Stock Market notifying the Company that it no longer complies with the Bid Price Rule for continued listing on The Nasdaq Global Select Market. The Bid Price Rule requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq’s Compliance Period Rule provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. The Notice has no immediate effect on the listing of the Class A Common Stock, which continues to trade on The Nasdaq Global Select Market under the symbol “HYZN.”
In accordance with the Compliance Period Rule, the Company has 180 calendar days, or until July 22, 2024, to regain compliance. If, at any time before the end of this 180-day period, or through July 22, 2024, the closing bid price of the Class A Common Stock closes at or above $1.00 per share for a minimum of 10 consecutive business days, subject to the Staff’s discretion to extend this period pursuant to Nasdaq Listing Rule 5810(c)(3)(H), the Staff will provide written notification that the Company has achieved compliance with the Bid Price Rule. If the Company does not regain compliance during this 180-day period, then the Staff may grant the Company a second 180 calendar day period to regain compliance. However, we have been advised by the Staff that, in order to be eligible to receive the second 180 calendar day period to regain compliance, we must file an application to transfer our listing from The Nasdaq Global Select Market to The Nasdaq Capital Market. We will then be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. In addition, the Company would be required to notify Nasdaq of its intent to cure the minimum bid price deficiency during the second compliance period, which may include, if necessary, implementing a reverse stock split.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
•a limited availability of market quotations for our securities;
•reduced liquidity for our securities;
•a determination that our Class A Common Stock is a “penny stock” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;
•a limited amount of news and analyst coverage; and
•a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A Common Stock and public warrants are listed on The Nasdaq Global Select Market, our Class A Common Stock and public warrants qualify as covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on The Nasdaq Global Select Market, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

USE OF PROCEEDS
We may issue and sell shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000 from time to time using this prospectus supplement. The amount of proceeds we will receive from this offering, if any, will depend upon the number of shares of Class A Common Stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agents.
We currently intend to use the net proceeds from the sale of the securities offered under this prospectus supplement for working capital and general corporate purposes.
Although we have identified some potential uses of the net proceeds to be received from this offering, we cannot specify these uses with certainty. Our management will have broad discretion in the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not positively impact our results of operations or increase the market value of our Class A Common Stock.
Pending any use, as described above, we plan to deposit the net proceeds in money market accounts with our primary bank or otherwise invest the net proceeds in high-quality, short-term, interest-bearing securities.

DILUTION
If you purchase shares of our Class A Common Stock in this offering, you will experience dilution to the extent of the difference between the offering price per share and the as adjusted net tangible book value per share after giving effect to this offering.
Our historical net tangible book value on March 31, 2024 was approximately $98,590,406, or $0.40 per share. “Net tangible book value” is total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of shares outstanding.
After giving effect to the sale of shares of our Class A Common Stock in the aggregate amount of $50,000,000 in this offering at an assumed public offering price of $0.51 per share (which was the last reported sale price of shares of our Class A Common Stock on the Nasdaq Global Select Market on June 4, 2024), and after deducting estimated offering expenses and after deducting estimated sales agent commissions payable by us, our as adjusted net tangible book value as of March 31, 2024 would have been approximately $147,190,406, or approximately $0.43 per share of Class A Common Stock. This represents an immediate increase in net tangible book value of approximately $0.03 per share to existing stockholders and an immediate dilution of approximately $0.08 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$0.51
Historical net tangible book value per share as of March 31, 2024	$0.40
Increase in net tangible book value per share attributable to this offering	$0.03
As adjusted net tangible book value per share as of March 31, 2024, after giving effect to this offering		$0.43
Dilution per share to new investors purchasing shares in this offering		$0.08
The table above assumes for illustrative purposes that (1) 98,039,216 shares of Class A Common Stock are sold in this offering at an assumed public offering price of $0.51 per share, though, without amending our Certificate of Incorporation to authorize additional shares of our Class A Common Stock, we would only be able to sell 51,425,068 shares of Class A Common Stock at an assumed public offering price of $0.51 per share, and (2) an aggregate of 98,039,216 shares of our Class A Common Stock are sold at a price of $0.51 per share, the last reported sale price of our Class A Common Stock on the Nasdaq Global Select Market on June 4, 2024, for aggregate gross proceeds of approximately $48,600,000 after deducting estimated offering expenses and estimated sales agent commissions payable by us. The shares sold in this offering, if any, will be sold from time to time at various prices. Accordingly, these dilution numbers are merely an example of potential dilution based on an assumed sales price. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.51 per share shown in the table above, assuming all of our Class A Common Stock in the aggregate amount of $50,000,000 is sold at that price, would increase our adjusted net tangible book value per share after this offering to $0.47 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $0.29 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $0.51 per share shown in the table above, assuming all of our Class A Common Stock in the aggregate amount of $50,000,000 is sold at that price, would decrease our adjusted net tangible book value per share after this offering to $0.34 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $(0.08) per share, after deducting commissions and estimated aggregate offering expenses payable by us.
The number of shares of Class A Common Stock outstanding after this offering as reflected in the table above is based on the actual number of shares outstanding as of March 31, 2024, which was 245,214,777, and does not include, as of that date:
•14,773,453 shares of Class A Common Stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $1.20 per share;
•15,015,348 shares of Class A Common Stock issuable upon the settlement of outstanding restricted stock units;
•2,248,617 shares of Class A Common Stock issuable upon the settlement of outstanding performance stock units; and
•23,250,000 shares of Class A Common Stock issuable in aggregate as earnout shares if, prior to July 16, 2026 (a) the last reported Class A Common Stock share price for at least 20 of any 30 consecutive trading days is at least $18.00 per share, $20.00 per share or $35.00 per share, as applicable for each tranche of Class A Common Stock to be issued, or (b) we consummate a transaction resulting in our stockholders having the right to receive consideration implying a value per share of at least $18.00, $20.00 or $35.00, as applicable;
•19,229,213 shares of Class A Common Stock issuable upon the exercise of outstanding public and private warrants (which includes 170,048 Ardour warrants and 31,000 Hongyun warrants outstanding) with each warrant having an exercise price of $11.50 per share, other than the Ardour warrants and the Hongyun warrants which have an exercise price of $2.20 and $7.75 per share, respectively; and
•a total of 28,843,524 shares of our Class A Common Stock available for future grants under our 2021 Equity Incentive Plan.
To the extent that any of our outstanding options or warrants are exercised, our outstanding restricted stock units or performance stock units are settled, we grant additional options, restricted stock units or performance stock units under our stock option plans or issue additional warrants, or we issue additional shares of Class A Common Stock in the future, there may be further dilution to the new investors.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Roth Capital Partners, LLC and BTIG, LLC, under which we may issue and sell shares of our Class A Common Stock having an aggregate offering price of up to $50,000,000 from time to time through or to the Sales Agents, as agent or principal.
The Sales Agreement provides that sales of our Class A Common Stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act.
The Sales Agents will offer shares of our Class A Common Stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agents. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use their commercially reasonable efforts consistent with their normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or the Sales Agents may suspend the offering of the shares of Class A Common Stock being made through the Sales Agents under the Sales Agreement at any time upon proper notice to the other party.
Settlement for sales of Class A Common Stock will occur on the first trading day, or any such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our Class A Common Stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay the Sales Agents a commission in an amount up to 3.0% of the gross sales price of the shares of our Class A Common Stock that the Sales Agents sell pursuant to the Sales Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agents for the documented fees and costs of their legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $75,000 in the aggregate, in addition to quarterly disbursements of counsel to the Sales Agents up to $10,000 per calendar quarter. We will report at least quarterly the number of shares of our Class A Common Stock sold through the Sales Agents under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agents in connection with the sales of shares of our Class A Common Stock.
In connection with the sales of shares of our Class A Common Stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act.
The offering of shares of our Class A Common Stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Class A Common Stock provided for in this prospectus supplement or termination of the Sales Agreement as permitted therein.
To the extent required by Regulation M, neither of the Sales Agents will engage in any market making activities involving our Class A Common Stock while the offering is ongoing under this prospectus supplement.
The Sales Agents and certain of their respective affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agents and their respective affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of their various business activities, the Sales Agents and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agents or their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by the Sales Agents, and the Sales Agents may distribute this prospectus supplement and the accompanying base prospectus electronically.
The foregoing does not purport to be a complete statement of the terms and conditions of the Sales Agreement. A copy of the Sales Agreement is included as an exhibit to the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS
The validity of the shares of Class A Common Stock offered by this prospectus supplement will be passed upon for us by Foley & Lardner LLP, Milwaukee, Wisconsin. Certain legal matters with respect to this offering will be passed upon for the Sales Agents by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of Hyzon Motors Inc. as of and for the years ended December 31, 2023 and 2022 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2023 consolidated financial statements contains an explanatory paragraph that describes that the Company has incurred losses from operations since inception and has stated that substantial doubt exists about the Company’s ability to continue as a going concern.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly, and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus supplement. This prospectus supplement and the accompanying prospectus are a part of the registration statement, but do not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.hyzonfuelcell.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•incorporated documents are considered part of this prospectus supplement;
•we are disclosing important information to you by referring you to those documents; and
•information that we file with the SEC will automatically update and supersede information contained in this prospectus supplement.
We incorporate by reference into this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of filing of the registration statement of which this prospectus supplement is a part and prior to the effectiveness of such registration statement, and (ii) on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement is a part has been withdrawn:
•Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 22, 2024;
•Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2024, filed with the SEC on May 13, 2024;
•Our Current Reports on Form 8-K filed with the SEC on January 23, 2024, April 23, 2024, and May 30, 2024; and
•The description of our Class A Common Stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 19, 2020, including any amendment or report filed for the purpose of updating such description.
Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus supplement.
You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:
Hyzon Motors Inc.
599 South Schmidt Road
Bolingbrook, Illinois 60440
(585) 484-9337
Attention: General Counsel
You should not assume that the information in this prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

Hyzon Motors Inc.
$50,000,000
Class A Common Stock
PROSPECTUS SUPPLEMENT

Roth Capital Partners	BTIG
_____________, 2024

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the costs and expenses payable by the Company in connection with the registration of the securities being registered hereby. All amounts are estimates, except the SEC registration fee.

SEC registration fee		$38,438
FINRA filing fee		$39,563
Printing expenses	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Miscellaneous	$	*
Total	$	*
__________________
*These fees and expenses will depend on the number of issuances and the nature of the offerings and cannot be estimated at this time.
ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful..
Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.
Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.
Additionally, our Certificate of Incorporation eliminates our directors’ liability to the fullest extent permitted under the DGCL. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:
•for any transaction from which the director derives an improper personal benefit;
•for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•for any unlawful payment of dividends or redemption of shares; or
•for any breach of a director’s duty of loyalty to the corporation or its stockholders.
If the DGCL is amended to authorize corporate action eliminating or further limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The DGCL, our Certificate of Incorporation and our Bylaws, provide that we will, in certain situations, indemnify directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.
In addition, we have entered into separate indemnification agreements with our directors and officers. These agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or as a director or officer of any other company or enterprise to which the person provides services at our request.
We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

ITEM 16. EXHIBITS
The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
1.2	Sales Agreement, dated June 6, 2024, among Hyzon Motors Inc., Roth Capital Partners, LLC and BTIG, LLC.
3.1
Second Amended and Restated Certificate of Incorporation of Hyzon Motors Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

3.2	Amended and Restated Bylaws of Hyzon Motors Inc. (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).
4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2020).
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 of the Company’s Registration Statement on Form S-1 filed with the SEC on September 20, 2020).
4.3
Warrant Agreement, dated as of October 19, 2020, by and between Decarbonization Plus Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on October 22, 2020).

4.4
Ardour Warrant Agreement, dated as of July 16, 2021, by and between Decarbonization Plus Acquisition Corp. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.4 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

4.5
Founder Warrant Agreement, dated as of February 8, 2021 by and among Decarbonization Plus Acquisition Corp., Decarbonization Plus Acquisition Sponsor, LLC and the other parties thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on February 9, 2021).

4.6
Amended and Restated Registration Rights Agreement, dated as of July 16, 2021, by and among Decarbonization Plus Acquisition Corp. and certain security holders (incorporated by reference to Exhibit 10.5 of the Company’s Current Report on Form 8-K filed with the SEC on July 22, 2021).

4.7	Form of Senior Indenture.
4.8	Form of Subordinated Indenture.
4.9*	Form of Senior Debt Securities.
4.10*	Form of Subordinated Debt Securities.
4.11*	Form of Supplemental Senior Indenture.
4.12*	Form of Supplemental Subordinated Indenture.
4.13*	Form of Warrant.
4.14*	Form of Warrant Agreement.
4.15*	Form of Unit.
4.16*	Form of Subscription Rights Certificate.
4.17*	Form of Subscription Rights Agreement.
4.18*	Form of Purchase Contract.
5.1	Opinion of Foley & Lardner LLP.
5.2	Opinion of Foley & Lardner LLP relating to the ATM prospectus supplement.
23.1	Consent of KPMG LLP.
23.2	Consent of Foley & Lardner LLP (filed as part of Exhibit 5.1).
23.3	Consent of Foley & Lardner LLP relating to the ATM prospectus supplement (filed as part of Exhibit 5.2).
24.1	Powers of Attorney (included on signature page).
25.1**	Statement of Eligibility and Qualification of Trustee for Senior Indenture on Form T-1.
25.2**	Statement of Eligibility and Qualification of Trustee for Subordinated Indenture on Form T-1.
107	Filing Fee Table.
__________________
*To be filed by amendment or as an Exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

ITEM 17. UNDERTAKINGS
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)If the undersigned registrant is relying on Rule 430B:
(A)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(d)The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bolingbrook, State of Illinois, on June 6, 2024.

HYZON MOTORS INC.

By:	/s/ Parker Meeks
Parker Meeks
Chief Executive Officer
(Principal Executive Officer)
KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitute and appoint Parker Meeks, Stephen Weiland, and John Zavoli and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on June 6, 2024 in the capacities indicated.

Signature	Title

/s/ Parker Meeks	Chief Executive Officer and Director
Parker Meeks	(Principal Executive Officer)

/s/ Stephen Weiland	Chief Financial Officer
Stephen Weiland	(Principal Financial Officer)

/s/ John Waldron	Senior Vice President of Finance and Accounting and Chief Accounting Officer
John Waldron	(Principal Accounting Officer)

/s/ Erik Anderson	Director
Erik Anderson

/s/ Dennis Edwards	Director
Dennis Edwards

/s/ Andrea Farace	Director
Andrea Farace

/s/ Matthew Foulston	Director
Matthew Foulston

/s/ Viktor Meng	Director
Viktor Meng

/s/ Elaine Wong	Director
Elaine Wong
II-4